Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
News Release

Kathryn M. Hill Elected to Celanese Corporation Board of Directors
DALLAS (July 21, 2015) The Board of Directors of Celanese Corporation (NYSE: CE), a global technology and specialty materials company, today announced that Kathryn M. Hill has been elected to the company’s Board of Directors. Hill, 58, a former executive advisor and senior vice president of development strategy and operations for Cisco Systems, Inc., will join Celanese as a board member effective July 21, 2015.
“Kathy brings more than 30 years’ experience at the helm of successful engineering and operations organizations,” said Mark Rohr, Celanese chairman and chief executive officer. “Her leadership at Cisco during a time of tremendous growth in technology and application mirrors the vision we are seeking as Celanese moves into our next phase of growth. Kathy’s valuable perspective will complement Celanese’s existing innovation and operational strengths, and we look forward to benefitting from her expertise.”
While at Cisco from 1997 to 2013, Hill served in a number of roles, including leading its Access Networking and Services and Ethernet Systems and Wireless Technology Groups. Before joining Cisco, Hill was vice president at Ascend Communications Inc., and held engineering roles at various technology companies.
Hill currently serves on the Boards of Directors at Moody’s Corporation, which provides credit ratings, research, tools and analysis for financial markets; and NetApp Inc., a storage/data management software and solutions provider. She is also a Board of Trustees member for the Anita Borg Institute for Women and Technology. Hill earned a Bachelor of Science degree in Mathematics from the Rochester Institute of Technology.
Hill will stand for re-election at the 2016 Annual Meeting of Stockholders. Her appointment brings Celanese’s Board to nine total members, eight of which are independent.
About Celanese
Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. With sales almost equally divided between North America, Europe and Asia, the company uses the full breadth of its global chemistry, technology and business expertise to create value for customers and the corporation. Celanese partners with customers to solve their most critical needs while making a positive impact on its communities and the world. Based in Dallas, Texas, Celanese employs approximately 7,500 employees worldwide and had 2014 net sales of $6.8 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.
All registered trademarks are owned by Celanese International Corporation or its affiliates.
Celanese Contacts:

Investor Relations	Media Relations
Jon Puckett	W. Travis Jacobsen
+1 972 443 4965	+1 972 443 3750
jon.puckett@celanese.com	william.jacobsen@celanese.com

Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company or customers will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.